EDWARD JONES MONEY MARKET FUND

SUB-ADVISORY AND SUB-ADMINISTRATION AGREEMENT

THIS SUB-ADVISORY AND SUB-ADMINISTRATION AGREEMENT (“Agreement”) is made as of the 2nd day of November, 2022, by and among Olive Street Investment Advisers, LLC, a Missouri limited liability company (the “Adviser”), Federated Investment Management Company, a Delaware statutory trust (the “Sub-Adviser”), Federated Administrative Services (“Sub-Administrator”) (Sub-Adviser and Sub-Administrator, severally and not jointly, shall be referred to, as applicable, as “Federated”) and Edward Jones Money Market Fund, a Massachusetts voluntary association (commonly known as a business trust) (the “Fund”), solely for the purposes of compensation paid pursuant Paragraph 16 of this Agreement.

W I T N E S S E T H

WHEREAS, the Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an open-end investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Adviser and the Sub-Adviser are each registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and engages in the business of providing investment management services;

WHEREAS, Passport Research, Ltd. (the “Prior Adviser”), a Pennsylvania limited partnership, and the Fund previously entered into an Investment Management and Administration Agreement dated January 27, 2017 (the “Prior Investment Management and Administration Agreement”), pursuant to which the Prior Adviser was authorized to retain one or more sub-advisers (including, sub-administrators) to render portfolio management and administrative services to the Fund pursuant to agreements between the Prior Adviser and each such sub-adviser;

WHEREAS, pursuant to the authority granted to the Prior Adviser in the Prior Investment Management and Administration Agreement, the Prior Adviser previously selected, with the approval of the Board of Trustees of the Fund (the “Board” or the “Trustees”): (i) the Sub-Adviser to act as investment sub-adviser to perform such investment sub-advisory services to the Fund under the terms and conditions as set forth in an Amended and Restated Sub-Advisory and Sub-Administration Agreement, dated as of July 16, 2020 (the “Prior Sub-Advisory and Sub-Administration Agreement” and, together with the Prior Investment Management and Administration Agreement, the “Prior Agreements”); and (ii) the Sub-Administrator to provide certain related sub-administrative services, as set forth in the Prior Sub-Advisory and Sub-Administration Agreement, and to perform such services under the terms and conditions set forth therein;

WHEREAS, the Prior Adviser has proposed to transfer all of its rights and delegate all of its obligations (the “Transfer”) under the Prior Agreements to the Adviser, effective as of the date first set forth above;

WHEREAS, the Adviser has agreed to assume all rights and obligations of the Prior Adviser under the Prior Agreements, effective as of the date first set forth above;

WHEREAS, the Adviser is a wholly-owned subsidiary of The Jones Financial Companies, L.L.L.P. (“JFC”), and the Prior Adviser is a wholly-owned subsidiary of Edward D. Jones & Co., L.P., which is in turn a wholly-owned subsidiary of JFC;

WHEREAS, the Adviser and the Prior Adviser have determined that the Transfer does not constitute an “assignment” as that term is defined in Section 2(a)(4) of the 1940 Act and the rules and regulations thereunder, including Rule 2a-6 under the 1940 Act, or as that term is defined in Section 202(a)(1) of the Advisers Act and the rules and regulations thereunder, including Rule 202(a)(1)-1 under the Advisers Act;

WHEREAS, the Fund and the Adviser have entered into a new Investment Management and Administration Agreement dated November 2, 2022 (the “Investment Management and Administration Agreement”) to effectuate the Transfer of the Prior Investment Management and Administration Agreement; and

WHEREAS, the parties hereto desire to consent to and effectuate the Transfer of the Prior Sub-Advisory and Sub-Administration Agreement by entering into this Agreement as of the date first set forth above.

NOW, THEREFORE, in consideration of the covenants and mutual promises hereinafter set forth, the parties to this Agreement, intending to be legally bound hereby, mutually agree as follows:

1. APPOINTMENT OF SUB-ADVISER AND SUB-ADMINISTRATOR. The Adviser hereby appoints the Sub-Adviser and Sub-Administrator, and the Sub-Adviser and Sub-Administrator hereby accept such appointment, to render investment advisory and administrative services, respectively, to the Fund for the period and on the terms set forth in this Agreement, subject to the supervision and direction of the Adviser and the Board.

2. DUTIES OF SUB-ADVISER.

(a) INVESTMENT MANAGEMENT SERVICES. Subject to the supervision of the Adviser and the Board, the Sub-Adviser shall act as investment sub-adviser to the Fund and shall supervise investments of the Fund in accordance with the investment objectives, policies and restrictions of the Fund as provided in the Fund’s Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time, and in compliance with the requirements applicable to registered investment companies under applicable laws, including, the 1940 Act, the Commodity Exchange Act, as amended, and the rules of the National Futures Association, and those requirements applicable to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, as amended (the “Code”). From time to time, the Adviser or the Fund may provide the Sub-Adviser with written copies of other investment policies, guidelines and restrictions applicable to the Sub-Adviser’s management of the Fund, which shall become effective at such time as agreed upon by both parties. Subject to each of the foregoing sentences above, the Sub-Adviser shall have full discretionary authority to manage the investment of the assets of the Fund, including purchasing, holding or selling the securities and other assets of the Fund, selecting brokers, dealers, future commissions merchants and other intermediaries, settling and allocating trades, aggregating trades, and seeking to obtain best execution, in each case, without prior consultation with the Adviser or Board and in accordance with the 1940 Act, the Advisers Act and the rules and regulations thereunder, and applicable policies and procedures of the Fund or Sub-Adviser as in effect from time to time.

Without limiting the generality of the foregoing, and subject to the terms and conditions of the Agreement, the Sub-Adviser shall, at its own expense:

i.

Furnish the Fund with advice and recommendations with respect to the investment of the Fund’s assets and the purchase and sale of portfolio securities and other investments for the Fund, including the taking of such steps as may be necessary to implement such advice and recommendations (i.e., placing the orders);

ii.	Manage and oversee the Fund’s investments, subject to the ultimate supervision and direction of the Adviser and the Board;

iii.

Vote proxies for the Fund (or delegate such responsibility to vote proxies).To the extent applicable, the Sub-Adviser may file beneficial ownership reports required by Sections 13(d), (f), (g) and (h) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) for the Fund;

iv.

Maintain records relating to the advisory services provided by the Sub-Adviser hereunder required to be prepared and maintained by the Sub-Adviser or by the Sub-Adviser on behalf of the Fund pursuant to applicable law;

v.

Provide reasonable assistance with respect to valuations of Fund assets, economic conditions and other matters related to the investment of the Fund’s assets which the Adviser or the officers of the Fund may reasonably request;

vi.	Render to the Adviser and the Board such periodic and special reports with respect to the Fund’s investment activities as the Adviser or the Board may reasonably request;

vii.

Submit such reports and information as the Adviser or the Fund may reasonably request to assist the Fund’s custodian (the “Custodian”) in its determination of the market value of securities held in the Fund;

viii.	Provide instructions to the Custodian concerning trade deliveries and settlements;

ix.

As soon as practicable after the close of business each day but no later than 11:00 am Eastern time the following business day (or such later time agreed to between Adviser and Sub-Adviser) provide the Custodian with electronic copies (or, as applicable, electronic communications) of trade tickets for each transaction effected for the Fund by the Sub-Adviser, provide electronic copies (or, as applicable, electronic communications) to the Adviser and the Fund upon reasonable request, and promptly forward to the Custodian electronic copies (or, as applicable, electronic communications) of all brokerage or dealer confirmations received by the Sub-Adviser;

x.

As soon as practicable following the end of each calendar month (and, in no event, later than any time agreed between Adviser and Sub-Adviser), reconcile, to the extent necessary information is in Sub-Adviser’s possession and provided by the Custodian, all transactions effected for the Fund during the month by the Sub-Adviser, and such other transaction information, and communicate to the Adviser any material discrepancies identified, as the Adviser or the Fund may reasonably request in connection with any advisory services that the Sub-Adviser provides for the Fund; and

xi.	Provide instructions to Custodian regarding corporate actions.

(b) CODE OF ETHICS. The Sub-Adviser has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act (the “Code of Ethics”), which it has provided to the Adviser and the Fund. The Sub-Adviser shall ensure that it complies in all material respects with the Sub-Adviser’s Code of Ethics, as in effect from time to time. Upon request, the Sub-Adviser shall provide the Adviser and the Fund with a (i) copy of the Sub-Adviser’s current Code of Ethics, as in effect from time to time, and (ii) a mutually acceptable certification that it has adopted procedures reasonably necessary to prevent its personnel from engaging in any conduct prohibited by the Sub-Adviser’s Code of Ethics. Annually, the Sub-Adviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Sub-Adviser’s Code of Ethics to the Adviser and the Board. The Sub-Adviser shall respond to reasonable requests for information from the Adviser and the Fund as to violations of the Code of Ethics by personnel and the sanctions imposed by the Sub-Adviser. The Sub-Adviser shall promptly notify the Adviser and the Fund of any material violation of the Code of Ethics, whether or not such violation relates to a security held by the Fund.

(c) BROKERAGE. In connection with the investment and reinvestment of the Fund’s assets, the Sub-Adviser is authorized to select the brokers, dealers, futures commission merchants, or other intermediaries that will execute purchase and sale transactions for the Fund’s portfolio, to execute for the Fund as its agent and attorney-in-fact standard customer agreements and other documentation in connection with opening trading accounts with such brokers, dealers, futures commission merchants, or other intermediaries including, ISDA agreements. Sub-Adviser agrees to use reasonable efforts to seek to obtain the best execution consistent with applicable law with respect to all such purchases and sales of portfolio securities for said portfolio. Subject to its obligation to seek best execution, Sub-Adviser may: (A) select brokers, dealers, futures commission merchants or other intermediaries that are affiliated persons of the Fund, Adviser or Sub-Adviser, provided that any trade orders placed with any such affiliated person are placed in accordance with the 1940 Act, and the rules and regulations thereunder, and the Fund’s and Sub-Adviser’s applicable policies and procedures as in effect from time to time; and (B) consider the reliability, integrity and financial condition of a broker, dealer, futures commission merchants, or other intermediary, the size of and difficulty in executing a transaction, the best net price available, the value of the expected contribution of the broker–dealer to the investment performance of the Fund on a continuing basis, and other factors that Sub-Adviser deems appropriate and consistent with Sub-Adviser’s policies and procedures as in effect from time to time in selecting brokers, dealers, futures commission merchants or other intermediaries. The price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. The Sub-Adviser shall maintain records adequate to demonstrate compliance with the requirements of this Section. Such records shall be made available to the Adviser and the Fund upon request.

In evaluating the ability of a broker-dealer to provide best execution with respect to a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the 1934 Act). Consistent with any guidelines established by the Adviser or the Board and Section 28(e) of the 1934 Act, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer — viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to its discretionary clients, including the Fund. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Sub-Adviser, the Adviser or the Fund’s principal underwriter) if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Fund’s assets be purchased from or sold to the Sub-Adviser, the Adviser, the Fund’s principal underwriter, or any affiliated person of either the Fund, the Sub-Adviser, the Adviser or the Fund’s principal underwriter, acting as principal in the transaction, except to the extent permitted by the SEC and the 1940 Act.

The Sub-Adviser shall cause all securities and other property purchased or sold for the Fund to be settled at the place of business of the Custodian or as the Custodian shall direct.

At the request of the Sub-Adviser, the Adviser shall (or shall cause the Fund to) execute a mutually acceptable standalone limited power of attorney evidencing the Sub-Adviser’s authority to effect transactions on behalf of the Fund.

(d) CUSTODY. All securities and other property of the Fund shall remain in the direct or indirect custody of the Custodian except as otherwise authorized by the Board. The Sub-Adviser shall have the authority to instruct the Custodian to pay cash for securities and other property delivered to the Custodian for the Fund and deliver securities and other property against payment for the Fund, and such other authority granted by the Fund from time to time. The Sub-Adviser shall not have authority to cause the Custodian to deliver securities and other property or pay cash to the Sub-Adviser except as expressly provided herein.

(e) PROXY VOTING. Adviser hereby authorizes Sub-Adviser to, and Sub-Adviser will, in Sub-Adviser’s discretion and without prior consultation with Adviser or the Board, vote (either directly or through a voting service engaged by Sub-Adviser) all proxies and corporate actions of which Sub-Adviser receives timely notice that are solicited by or with respect to issuers of securities or other assets in which the sub-advised assets may be invested from time to time. Such votes shall be made by Sub-Adviser in accordance with Sub-Adviser’s proxy voting policies and procedures as in effect from time to time. Upon written notice to Sub-Adviser, the Board may at any time withdraw the authority granted to Sub-Adviser pursuant to this Section to perform any or all of the proxy voting services contemplated hereby. While Sub-Adviser will reasonably cooperate with Adviser in providing information to Adviser to allow Adviser to prepare (or cause to be prepared) Form N-PX filings, Federated shall not be responsible for making any Form N-PX filings.

(f) AGGREGATION OF ORDERS. Sub-Adviser may (but shall not be obligated to) aggregate purchase or sale orders for the Fund with contemporaneous purchase or sale orders of other clients of Sub-Adviser or its affiliated persons. In such event, allocation of the securities or other investments so purchased or sold, as well as the expenses incurred in the transaction, will be made by Sub-Adviser in the manner Sub-Adviser considers to be equitable and consistent with Sub-Adviser’s applicable policies and procedures as in effect from time to time and consistent with applicable law. Adviser hereby acknowledges that such aggregation of orders may not result in a more favorable price or lower brokerage commissions in all instances.

3. DUTIES OF SUB-ADMINISTRATOR. Subject to the supervision of the Adviser and the Board, and in connection with the operation of the Fund’s business and affairs, the Sub-Administrator shall provide facilities, equipment and personnel to carry out the sub-administrative services agreed to between Adviser and Sub-Administrator from time to time. Adviser and Sub-Administrator agree that, initially, the sub-administrative services to be provided by Sub-Administrator are set forth on Schedule A attached hereto.

4. REPRESENTATIONS OF FEDERATED. Each of Sub-Adviser and Sub-Administrator, as applicable, represents, warrants and agrees with respect to itself that:

(a) Federated has all requisite power and authority to enter into and perform its obligations under this Agreement;

(b) Federated has taken all necessary actions to authorize its execution, delivery and performance of this Agreement;

(c) Sub-Adviser is registered as an adviser under the Advisers Act and will remain so registered for the duration of this Agreement. The Sub-Adviser is not prohibited by the Advisers Act or the 1940 Act from performing the services contemplated by this Agreement, and to the best knowledge of the Sub-Adviser, there is no proceeding or investigation that is reasonably likely to result in the Sub-Adviser being prohibited from performing the services contemplated by this Agreement. The Sub-Adviser agrees to promptly notify the Adviser and the Fund of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser to an investment company. The Sub-Adviser is in compliance in all material respects with all applicable federal and state law in connection with its investment management operations; and

(d) Sub-Adviser has furnished to the Adviser and the Fund, the Sub-Adviser’s most recent registration statement on Form ADV.

5. REPRESENTATIONS OF THE ADVISER. The Adviser represents, warrants and agrees that:

(a) Adviser has all requisite power and authority to enter into and perform its obligations under this Agreement and the Investment Management and Administration Agreement;

(b) Adviser has taken all necessary actions to authorize its execution, delivery and performance of this Agreement and the Investment Management and Administration Agreement;

(c) Adviser has the authority under the Investment Management and Administration Agreement to appoint Federated to perform the services contemplated in this Agreement; and

(d) Adviser is registered as an adviser under the Advisers Act and will remain so registered for the duration of this Agreement. The Adviser is not prohibited by the Advisers Act or the 1940 Act from performing the services contemplated by this Agreement, and to the best knowledge of the Adviser, there is no proceeding or investigation that is reasonably likely to result in the Adviser being prohibited from performing the services contemplated by this Agreement. The Adviser agrees to promptly notify the Adviser and the Fund of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser to an investment company. The Adviser is in compliance in all material respects with all applicable federal and state law in connection with its investment management operations.

6. COVENANTS OF THE SUB-ADVISER. The Sub-Adviser covenants that it shall:

(a) Maintain all licenses and registrations necessary to perform its duties hereunder in good order at all times throughout this Agreement; and

(b) Maintain insurance in the types and in an amount at least equal to that disclosed to the Board in connection with its approval of this Agreement and shall provide prompt notice to the Adviser and the Fund (i) of any material changes in its insurance policies or insurance coverage; or (ii) if any material claims are reasonably expected to be made on its insurance policies. Furthermore, the Sub-Adviser shall, upon reasonable request, provide the Adviser and the Fund with any information they may reasonably require concerning the amount of or scope of such insurance.

7. DUTIES OF ADVISER.

(a) Adviser has furnished to the Sub-Adviser (to the extent not already in Sub-Adviser’s possession) true, correct and complete copies, and will continue to furnish future material amendments, of each of the following documents:

i.	the Fund’s declaration of trust, articles of incorporation, registration statement or similar governing document, and bylaws (each document identified being “Governing Documents”);

ii.

the resolutions of the Board and, as applicable, shareholders approving the Investment Management and Administration Agreement and this Agreement and Adviser’s appointment as investment adviser for the Fund under the Investment Management and Administrative Agreement, and Federated’s appointment as sub-adviser and sub-administrator (as applicable) for the Fund under this Agreement;

iii.	the Investment Management and Administration Agreement; and

iv.

any exemptive order relied on by Adviser or the Fund that may affect the performance of Sub-Adviser’s services and other obligations under this Agreement (including any “manager of managers” exemptive order).

Additionally, the Adviser shall provide Sub-Adviser, prior to the effective date of this Agreement and annually after this Agreement becomes effective, with a written list of all affiliated persons of the Fund (and any affiliated person of such an affiliated person) and Adviser shall promptly provide Sub-Adviser with an updated written list whenever Adviser becomes aware of any additional affiliated persons or other changes to the most recently provided list.

(b) Adviser agrees to (or to cause the Fund to) submit any proposed language in any required filings (“blue-sky” filing or filing with the SEC or applicable state securities regulator, or any amendment or supplement to any of the foregoing, collectively, “requirement filings”), or any sales literature, statement, communication or other document relating to the Adviser or the Fund, that mentions Federated (other than identifying Federated as sub-adviser or sub-administrator to the Fund), or that describes Federated’s services or other obligations hereunder, to Federated as agreed between the parties prior to use for prompt review of such materials by Federated within a reasonable and appropriate deadline. Adviser acknowledges and agrees that Federated is not responsible for ensuring that any required filings, or any sales literature, statement, communication or other document relating to the Adviser or the Fund is in compliance with all disclosure and other requirements under applicable laws, rules or regulations, and that Federated shall have no liability in connection therewith, except to the extent arising out of a material inaccuracy in, or material omission from, information furnished in writing by Federated to Adviser or the Fund for inclusion in any required filings, or Sub-Administrator’s breach of the standard of care found in Section 19(c) in connection with the performance of the Sub-Administrator’s sub-administrative services under this Agreement, that causes any such required filings to (i) fail to be accurate and complete in all material respects with respect to Federated or its services, or (ii) omit to state any material fact necessary in order to make the statements may therein with respect to Federated or its services, in light of the circumstances under which there were made not misleading.

8. LEGAL PROCEEDINGS. The Adviser will be responsible for all class actions and lawsuits involving the Fund or securities held, or formerly held, in the Fund. Federated is not required to take any action or to render investment-related advice or administrative services with respect to lawsuits involving the Fund, including those involving securities presently or formerly held in the Fund, or the issuers thereof, including actions involving bankruptcy. In the case of notices of class action suits received by Federated involving issuers presently or formerly held in the Fund, Federated shall promptly forward such notices to the Adviser and, with the consent of the Adviser, may provide information about the Fund to third parties for purposes of participating in any settlements relating to such class actions.

9. VALUATION. Subject to Federated’s obligation to provide reasonable assistance with respect to valuation of the Fund as contemplated in Section 2(a)(v) of this Agreement, Federated is not a pricing agent and is not responsible for valuing or pricing the securities and other assets invested in, held by or sold by the Fund, and Adviser, the Fund, and Federated will rely on one or more pricing agents chosen by the Board for prices of the securities and other assets of the Fund for all purposes.

10. COMPLIANCE TESTING. Federated is not the compliance agent for the Fund or Adviser, may not have access to all of the books and records of the Fund necessary to perform certain compliance testing, and will not be obligated to request any books and records of the Fund not in Federated’s possession for purposes of compliance testing. To the extent that Federated has agreed to perform the services specified in this Agreement in accordance with applicable laws, rules or regulations (for example, the 1940 Act), the Fund’s Governing Documents, Adviser’s, the Fund’s or Federated’s policies, or written instructions, Federated shall perform such services based upon its books and records with respect to the Fund (or the portion of the Fund to which Federated is responsible for providing services hereunder), which may comprise only a portion of the Fund’s books and records, and shall not be held responsible under this Agreement so long as it performs such services in accordance with this Agreement based upon such books and records.

11. IMPLEMENTATION OF CHANGES. Federated shall be afforded a reasonable amount of time to implement any change in applicable law, rule or regulation (but in no event (except after obtaining a proper exemptive order or other relief or Adviser’s consent) beyond the mandatory compliance date for any change in applicable law, rule or regulation), any change in the Fund’s Governing Documents, any change in the Fund’s or Adviser’s policies and procedures, any change in Federated’s policies and procedures, and any other change arising out of any other instructions provided by the Board or Adviser in writing to Federated. Federated shall not be responsible for implementing (or failing to implement) any change in the Fund’s Governing Documents, or resulting from any instruction of the Board or Adviser, that is not specifically identified in a writing provided to Federated. Federated will promptly inform Adviser if Federated is not able to implement any such change or new instruction. Notwithstanding any other provision of this Agreement, Federated shall not be responsible for complying with any policy, procedure or instruction of the Adviser or the Fund, except to the extent (a) compliance with such policy, procedure or instruction is contemplated by this Agreement, (b) such policy, procedure or instruction is provided reasonably in advance in writing to Federated, and (c) Federated confirms to the Adviser that it can comply with such policy, procedure or instruction.

12. TIMELY INFORMATION. The Adviser or its agent will provide timely information to Federated regarding such matters as inflows to and outflows from the Fund and the cash requirements of, and cash available for investment in, the Fund. The Adviser or its agent will timely provide (or cause to be provided) Federated with copies of monthly accounting statements for the Fund, and such other information as may be reasonably necessary or appropriate in order for Federated to perform its responsibilities hereunder.

13. INDEPENDENT CONTRACTOR. Federated shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized to do so in this Agreement or another writing by the Adviser or the Fund to Federated, have no authority to act for or represent the Adviser or the Fund in any way, or in any way be deemed an agent for the Adviser or the Fund. It is expressly understood and agreed that the services to be rendered by Federated to the Adviser and the Fund under the provisions of this Agreement are not to be deemed exclusive, and that Federated may give investment advice, provide administrative services, and take action with respect to other clients, including affiliates of Federated, that may be similar or different from that given or taken on behalf of the Adviser and the Fund.

14. FEDERATED’S PERSONNEL. Federated, or an affiliate of Federated, shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary to the performance of its obligations under this Agreement.

15. EXPENSES.

(a) Nothing in this Agreement shall alter the allocation of expenses and costs agreed upon between the Fund and the Adviser in the Investment Management and Administration Agreement to which they are parties, unless otherwise specifically provided herein.

(b) Except as specifically contemplated in this Agreement, each of the parties to this Agreement shall bear their respective costs and expenses of performing its obligations hereunder.

(c) The Adviser shall reimburse (or cause the Fund to reimburse) the Sub-Administrator for its reasonable out-of-pocket costs incurred in connection with this Agreement. All rights of compensation and expense reimbursement under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

(d) The Adviser agrees promptly to reimburse (or cause the Fund to reimburse) Federated for any other reasonable expenses not contemplated by this Agreement that Federated may incur on the Adviser’s or the Fund’s behalf or the Adviser’s or the Fund’s request or with the Adviser’s or the Fund’s consent.

(e) With respect to the Fund’s operations, Federated shall be responsible for (i) providing the personnel, office space and equipment reasonably necessary to perform its obligations hereunder; and (ii) the costs of any special Board meetings or shareholder meetings convened for the primary benefit of the Sub-Adviser.

(f) Federated, may, but is not obligated to, enter into a separate agreement pursuant to which Federated agrees to waive its management fee and/or reimburse Fund expenses in order to limit the total annual operating expenses of the Fund at a level set forth in such agreement.

(g) Other than as herein specifically indicated, Federated shall not be responsible for the Adviser’s or the Fund’s expenses.

16. SUB-ADVISORY AND SUB-ADMINISTRATIVE SERVICES FEE.

(a) The Fund shall pay Federated, and Federated agrees to accept, as full compensation for all services rendered pursuant to this Agreement, an aggregate annual fee at the rate set forth in Schedule B to this Agreement.

(b) The fee shall be computed daily at an annual rate based on the average daily net assets of the Fund. Such fee shall be accrued daily and paid to the Sub-Adviser on the first business day of the succeeding month. The method of determining average daily net assets for purposes of this Agreement shall be the same as the method of determining net asset value for purposes of establishing the offering and redemption price of the shares of the Fund as described in the Prospectus of the Fund.

(c) The initial fee under this Agreement shall be payable on the first business day of the first month following the effective date of this Agreement and shall be prorated as set forth below. If this Agreement is terminated prior to the end of any month, the fee to Federated shall be prorated for the portion of any month in which this Agreement is in effect, and shall be payable within 10 days after the date of termination.

(d) Subject to Section 15(f) above, the fee payable to Federated under this Agreement will be reduced as may be agreed upon by the parties under any expense limitation agreement between the parties.

17. CONFLICTS WITH FUND’S GOVERNING DOCUMENTS AND APPLICABLE LAWS. Nothing herein contained shall be deemed to require the Fund to take any action contrary to the Amended and Restated Agreement and Declaration of Trust of the Fund, as amended from time to time, the Amended and Restated By-Laws of the Fund, or any applicable statute or regulation, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Fund. For purposes of this Agreement, the Adviser and the Sub-Adviser acknowledge that the Board retains ultimate plenary authority over the Fund and may take any and all actions necessary and reasonable to protect the interests of shareholders.

18. REPORTS AND ACCESS. To the extent not otherwise identified in this Agreement, the parties agree to: (i) furnish upon request to each other such further information and documentation; (ii) execute and deliver to each other such other documents; and (iii) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

19. FEDERATED’S LIABILITIES; STANDARD OF CARE; INDEMNIFICATION.

(a) Federated shall comply, in all material respects, with all applicable laws and regulations in the discharge of its duties under this Agreement; and it shall comply with the investment policies, guidelines and restrictions of the Fund or Sub-Adviser (as applicable) to the extent required to do so under this Agreement.

(b) Federated shall not be obligated to perform any service not described in this Agreement, and shall not be deemed by virtue of this Agreement to have made any representation or warranty that any level of investment performance or level of investment results will be achieved.

(c) Notwithstanding any other provision in this Agreement, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties hereunder on the part of Federated, Federated will not be subject to liability for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, including, for any error of judgment, for any mistake of law, or any other act or omission by Federated. Notwithstanding the foregoing, federal securities laws and certain state laws impose liabilities under certain circumstances on persons who have acted in good faith, and, therefore, nothing in this Agreement will in any way constitute a waiver or limitation of any rights which Adviser (or the Fund) may have under any federal securities law or state law that cannot be waived by contract.

(d) The Sub-Adviser and Sub-Administrator, severally and not jointly, shall indemnify and hold harmless the Adviser and the Fund from and against any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other reasonable related expenses) resulting from its willful misfeasance, bad faith or gross negligence in connection with the performance of its obligations under this Agreement, or from its reckless disregard or material breach of its obligations and duties under this Agreement; provided, however, that the Sub-Adviser’s obligation under this Section 19(d) shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser or the Fund, is caused by or is otherwise directly related to the Adviser’s or the Fund’s (or another service provider’s (other than Federated’s)) own willful misfeasance, bad faith or gross negligence, or to the reckless disregard or material breach of its duties under this Agreement, the Investment Management and Administration Agreement or other agreement with the Adviser or the Fund.

(e) The Sub-Adviser and Sub-Administrator, severally and not jointly, shall be responsible for any reasonable expenses incurred by the Fund or the Adviser in responding to a legal, administrative, judicial or regulatory action, claim, or suit involving the Sub-Adviser or Sub-Administrator, respectively, to which neither the Fund nor the Adviser is a party.

(f) Adviser shall be responsible for any reasonable expenses incurred by the Sub-Adviser or Sub-Administrator, as applicable, in responding to a legal, administrative, judicial or regulatory action, claim or suit involving the Adviser or the Fund to which Sub-Adviser or Sub-Administrator, as applicable, is not a party.

(g) The Adviser shall indemnify and hold harmless Federated from and against any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other reasonable related expenses) resulting from the Adviser’s or the Fund’s willful misfeasance, bad faith or gross negligence in connection with the performance of the Adviser’s or the Fund’s obligations under this Agreement or the Investment Management and Administration Agreement, or from the Adviser’s or Fund’s reckless disregard or material breach of its obligations and duties under this Agreement or the Investment Management and Administration Agreement; provided, however, that the Adviser’s obligation under this Section 19(g) shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by Federated, is caused by or is otherwise directly related to Federated’s own willful misfeasance, bad faith or gross negligence, or to the reckless disregard or material breach of its duties under this Agreement.

(h) Neither Federated nor the Adviser shall be liable for special, consequential or incidental damages.

(i) No provision of this Agreement shall be construed to protect any Trustee or officer of the Fund or officer of the Adviser or Federated, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

20. EXCLUSIVITY; TRADING FOR SUB-ADVISER’S OWN ACCOUNT. The services of Federated to the Fund are not to be deemed exclusive, and Federated may act as investment adviser or administrator for any other person, and shall not in any way be limited or restricted from buying, selling or trading any securities for its own accounts or the accounts of others for whom it may be acting, provided, however, that Federated expressly agrees that it will undertake no activities which, in its reasonable judgment, will adversely affect, in any material respect, the performance of its obligations to the Fund under this Agreement. Federated may give advice and take action in the performance of its duties with respect to any of its other clients which may differ from advice given or the timing or nature of action taken with respect to the Fund. Nothing in this Agreement shall be deemed to require Federated, its principals, affiliates, agents or employees to purchase or sell for the Fund any security which it or they may purchase or sell for its or their own account or for the account of any other client.

21. TERM. This Agreement shall become effective as of the date executed and shall remain in full force and effect for a period of two (2) years, unless sooner terminated as hereinafter provided.

This Agreement shall continue in effect thereafter for additional periods not exceeding one year so long as such continuation is specifically approved at least annually by (i) the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund or (ii) the vote of a majority of the Trustees of the Fund who are not parties to this Agreement nor interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve the Agreement as provided herein, the Sub-Adviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules and regulations thereunder. The terms “majority of the outstanding voting securities” and “interested persons” shall have the meanings set forth in the 1940 Act, and the foregoing requirement that continuance of this Agreement be “specifically approved at least annually” shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

22. RIGHT TO USE NAME. Federated has the right to use the name “Edward Jones Money Market Fund” in connection with its services to the Fund. Further, nothing in this Agreement is intended, or shall be construed, as preventing Federated or its affiliates from using Adviser’s or the Fund’s name in any response to a request for information/proposal, and Federated and its affiliates are expressly authorized to include the name of the Adviser and the Fund on representative client lists.

23. TERMINATION; ASSIGNMENT.

(a) This Agreement may be terminated with respect to Sub-Adviser, Sub-Administrator, or both: (i) by the Adviser or the Fund, by the Board or by vote of a majority of the outstanding voting securities of the Fund at any time without payment of any penalty, upon sixty (60) days’ written notice to Federated; and (ii) by Federated upon sixty (60) days’ written notice to the Adviser and the Fund. In the event of a termination of all or either the sub-advisory services or sub-administrative services under this Agreement, Federated shall cooperate in the orderly transfer of the Fund’s affairs and, at the request of the Adviser or the Fund, transfer, at the Adviser’s expense, any and all books and records of the Fund maintained by the Sub-Adviser and/or Sub-Administrator, as applicable, on behalf of the Fund.

(b) This Agreement shall terminate automatically in the event of its assignment or in the event of a termination of the Investment Management and Administration Agreement. The term “assignment” shall have the meaning set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

(c) In the event of a termination, Sub-Adviser or Sub-Administrator (as applicable) shall cease all activity on behalf of the Fund, except as expressly directed by Adviser in connection with the completion or transition of services, and, as applicable, except for the settlement of securities transactions already entered into for the account of the Fund.

(d) Termination of this Agreement (in whole or in part) shall not relieve Adviser or Federated of any liability incurred hereunder for acts or omissions taken or made prior to termination.

(e) Sections 19 and 25 of this Agreement shall survive the termination of this Agreement.

24. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Federated hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund copies of any of such records upon the Fund’s request, provided, however, that Federated may retain copies of any records to the extent required for it to comply with applicable laws. Any such records maintained will be bound by the confidentiality obligations within Section 25 of this Agreement for as long as the records are maintained. Federated further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records relating to its activities hereunder required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records relating to its activities hereunder required by Rule 204-2 under the Advisers Act for the period specified in said Rule.

25. CONFIDENTIALITY; NONPUBLIC PERSONAL INFORMATION. Adviser and Federated each agree to keep confidential any nonpublic information concerning the other party and will not use or disclose such information for any purpose other than the performance of its responsibilities and duties hereunder, unless the non-disclosing party has authorized such disclosure or if such disclosure is compelled by subpoena or is expressly required or requested by applicable federal or state regulatory authorities. Nonpublic information shall not include information a party to this Agreement can clearly establish was (a) known to the party prior to this Agreement; (b) rightfully acquired by the party from third parties whom the party reasonably believes are not under an obligation of confidentiality to the other party to this Agreement; (c) placed in the public domain without fault of the party or its affiliates; or (d) independently developed by the party without reference or reliance upon the nonpublic information.

Notwithstanding any provision herein to the contrary, Federated agrees on behalf of itself and its managers, members, officers, and employees to (1) treat confidentially and as proprietary information of the Fund (a) all records and other information relative to the Fund’s prior, present, or potential shareholders (and clients of said shareholders) and (b) in accordance with SEC Regulation S-P (“Regulation S-P”), any nonpublic personal information, promulgated under the Gramm-Leach-Bliley Act (the “G-L-B Act”); and (2) except after prior notification to and approval in writing by the Fund, not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, or as otherwise permitted by Regulation S-P or the G-L-B Act. Such written approval shall not be unreasonably withheld by the Fund and may not be withheld where Federated may be exposed to civil or criminal contempt or other proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

26. ANTI-MONEY LAUNDERING COMPLIANCE. Federated acknowledges that, in compliance with the Bank Secrecy Act, as amended, the USA PATRIOT Act, and any implementing regulations thereunder (together, “AML Laws”), the Fund has adopted an Anti-Money Laundering Policy. Federated agrees to comply with the Fund’s Anti-Money Laundering Policy and the AML Laws, as the same may apply to Federated, now and in the future; provided, however, that Federated shall not be liable in respect of any failure by it to comply with changes to the Fund’s Anti-Money Laundering Policy of which it has not been notified in writing by the Fund a reasonable time in advance of the effectiveness of such changes. Federated further agrees to provide to the Fund and/or the administrator such reports, certifications and contractual assurances as may be reasonably requested by the Fund and mutually agreed to by the parties. The Fund may disclose information regarding Federated to governmental and/or regulatory or self-regulatory authorities to the extent required by applicable law or regulation and may file reports with such authorities as may be required by applicable law or regulation.

27. CERTIFICATIONS; DISCLOSURE CONTROLS AND PROCEDURES. Federated acknowledges that, in compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the implementing regulations promulgated thereunder, the Fund is required to make certain certifications and have adopted disclosure controls and procedures. To the extent reasonably requested by the Fund, Federated agrees to use its reasonable efforts to assist the Fund in complying with the Sarbanes-Oxley Act and implementing the Fund’s disclosure controls and procedures. Federated agrees to inform the Fund of any material development related to the Fund that Federated reasonably believes is relevant to the Fund’s certification obligations under the Sarbanes-Oxley Act.

28. COOPERATION WITH REGULATORY AUTHORITIES OR OTHER ACTIONS. The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

29. NOTIFICATION. The Sub-Adviser agrees that it will provide prompt notice to the Adviser and the Fund about material changes in the employment status of key investment management personnel involved in the management of the Fund, material changes in the investment process used to manage the Fund, any changes in senior management, operations, financial condition or ownership of the Sub-Adviser’s firm and the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

30. GENERAL PROVISIONS.

(a) NOTICES. Notices and other communications required or permitted under this Agreement shall be in writing, shall be deemed to be effectively delivered when actually received, and may be delivered by US mail (first class, postage prepaid), by hand or by commercial overnight delivery service, addressed as follows:

FEDERATED:	Federated Investment Management Company c/o Federated Hermes, Inc. 1001 Liberty Avenue Pittsburgh, PA 15222-3779 Attn: George Polatas

ADVISER:	Olive Street Investment Advisers, LLC
12555 Manchester Road
St. Louis, MO 63131
Attn: General Counsel

FUND:	Edward Jones Money Market Fund
12555 Manchester Road
St. Louis, MO 63131
Attn: Secretary

(b) CONFLICTS OF INTEREST. It is understood that (i) directors/trustees, officers, agents and shareholders of the Adviser are or may be interested in Federated or its affiliated persons as directors/trustees, officers, stockholders or otherwise, (ii) directors/trustees, officers, agents and shareholders of Federated or its affiliated persons are or may be interested in the Adviser or the Fund as directors/trustees, officers, shareholders or otherwise, (iii) Federated may be interested in the Adviser or the Fund, and (iv) the existence of any such dual interests shall not affect the validity of this Agreement or of any transactions or performance under this Agreement except as specifically provided in (A) Adviser’s declaration of trust, by laws or similar Governing Document, (B) Federated’s declaration of trust, bylaws, or similar Governing Document, or (C) provisions of applicable laws, rules or regulations.

(c) SEVERABILITY AND ENTIRE AGREEMENT. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement’s subject matter. In the event that this Agreement is made applicable to any additional classes or funds by way of a schedule executed subsequent to the date first indicated above, provisions of such schedule shall be deemed to be incorporated into this Agreement as it relates to such class or fund so that, for example, the execution date for purposes of Section 21 of this Agreement with respect to such class or fund shall be the execution date of the relevant schedule. Nothing in this Agreement is intended to waive, discharge, supersede, limit or affect any other agreement between the Adviser and Federated, or any affiliates of any of them.

(d) ASSIGNMENTS; SUCCESSORS; NO-THIRD PARTY RIGHTS; SERVICE PROVIDERS. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, and Section 23 of this Agreement, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the permitted successors and permitted assigns of the parties. Except as expressly provided in this Agreement, nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. Except as expressly provided in this Agreement, this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their permitted successors and permitted assigns.

Notwithstanding anything contained in this Agreement to the contrary, Federated may enter into arrangements with its affiliates (such as, for example, Federated Advisory Services Company) and other third party contractors (such as, for example, proxy voting services) in connection with the performance of Federated’s services and other obligations under this Agreement, including for the provision of certain personnel, services and facilities to Federated, and disclose confidential/nonpublic information to such affiliates and third parties in connection with the performance of services, provided that such arrangements comply with the 1940 Act (including, if applicable the requirements of Section 15 of the 1940 Act) and applicable privacy laws, including Regulation S-P. Federated agrees, subject to the terms and conditions of this Agreement, that Federated will remain responsible for any actions or omissions of such affiliates or other third-party contractors to the same extent as if Federated had taken such action or made such omission under this Agreement.

(e) AMENDMENT. No provision of this Agreement may be changed, waived, or discharged orally, but may be changed, waived or discharged only by an instrument in writing signed by all parties and only in accordance with the provisions of the 1940 Act and the rules and regulations promulgated thereunder. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

(f) CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(g) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the 1940 Act and the Advisers Act and any rules and regulations promulgated thereunder.

(h) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by electronic transmission (which shall include facsimile or email) and shall be binding upon the parties so transmitting their signatures.

(i) CONSTRUCTION. Unless otherwise expressly provided: (i) the words “include,” “includes” and “including” do not limit the preceding words or terms, and shall be construed to be followed by “without limitation”; (ii) the word “or” in this Agreement is disjunctive but not necessarily exclusive (and should be construed, accordingly, as “and/or”); and (iii) any reference to “days” shall mean calendar days. This Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision in this Agreement. The following terms have the meanings given to such terms under the 1940 Act, and the rules and regulations promulgated thereunder: “interested persons”; “affiliated person”; “assign” or “assignment”, and “federal securities laws.”

(j) MISCELLANEOUS. Where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all on the day and year first above written.

OLIVE STREET INVESTMENT ADVISERS, LLC		FEDERATED INVESTMENT MANAGEMENT COMPANY

By:	/s/ Thomas C. Kersting	By:	/s/ John B. Fisher
Name:	Thomas C. Kersting	Name:	John B. Fisher
Title:	President	Title:	President/CEO

EDWARD JONES MONEY MARKET FUND		FEDERATED ADMINISTRATIVE SERVICES

By:	Colleen R. Dean	By:	/s/ Peter J. Germain
Name:	Colleen R. Dean	Name:	Peter J. Germain
Title:	President	Title:	President

Signature Page to Sub-Advisory and Sub-Administration Agreement

SCHEDULE A

Administrative Services

Fund Management Services:

•	Manage internal audits of business processes and controls; and

•	Implement and maintain, together with affiliated companies, a business continuation and disaster recovery program, which covers the Fund.

Shareholder and Financial Reporting Services:

•

To the extent relevant information has been provided to Sub-Administrator by the Custodian (or is otherwise in Federated’s possession), review, as mutually agreed upon by the parties, daily dividends, monthly distributions, and any capital gains for reasonableness; and

•

To the extent relevant information has been provided to Sub-Administrator by the Custodian (or is otherwise in Federated’s possession), confirm, at the request of the Adviser or the Fund, the statement of investments is accurate according to such records on a monthly basis.

Service Provider Oversight Services:

•

Provide reasonable information in Federated’s possession, as reasonably requested by the Adviser or the Fund, regarding portfolio valuation oversight, including pricing service selection, pricing procedures and oversight.

Fund Administration Services:

•

Maintain an appropriate, accurate, and complete list in writing of all individuals duly authorized by Federated to act on behalf of the Fund, including those individuals that are authorized to give instructions as may be necessary or appropriate for the business purposes of the Fund (the “Authorized Signers’ List”); deliver the Authorized Signers’ List, including any updates to the Authorized Signers’ List, to the Fund’s Custodian in a timely manner in accordance with Federated’s procedures that are acceptable to and acknowledged by the Fund’s Custodian and the Adviser; and certify to the Fund’s Custodian and the Adviser at least quarterly that the Authorized Signers’ List most recently delivered to the Fund’s Custodian is appropriate, accurate and complete.

•

To the extent relevant information has been provided to Sub-Administrator by the Custodian (or is otherwise in Federated’s possession), review, as mutually agreed upon by the parties, but not prepare or file, with respect to the preparation of and filing with the SEC and the appropriate state securities authorities: (i) the registration statements for the Fund and the Fund’s shares and all amendments thereto, (ii) shareholder reports and other applicable regulatory reports and communications (or relevant portions thereof), including, reports on Form N-CSR, Form N-PX, Form N-Q, Form N-MFP, Form N-CR and annual and semi-annual reports to shareholders, (iii) proxy materials, (iv) notices pursuant to Rule 24f-2, and (v) such other documents as may be necessary to enable the Fund to continuously offer its shares;

•

Provide, as requested by the Adviser or the Fund, reasonable information in Federated’s possession to the Adviser or the Fund for provision to the Custodian for the preparation, but not the filing, of Form N-CEN;

•

To the extent relevant information has been provided to Sub-Administrator by the Custodian (or is otherwise in Federated’s possession), as reasonably requested by the Adviser or the Fund, initially provide reasonable information necessary for the preparation and posting of money market fund daily website disclosures, including percentage of daily and weekly assets, shareholder net flows, net asset values, shadow net asset values and required historical information, or, thereafter, provide reasonable information necessary for the preparation and posting of money market fund daily website disclosures, including percentages of daily and weekly assets;

•

To the extent relevant information has been provided to Sub-Administrator by the Custodian (or is otherwise in Federated’s possession), compare, as applicable, as reasonably requested by the Adviser or the Fund, the Fund’s net asset value, shadow net asset value, yield, average maturity, dividends, Fund total return and performance and total assets for reasonableness; and

•

To the extent relevant information has been provided to Sub-Administrator by the Custodian (or is otherwise in Federated’s possession), perform, as reasonably requested by the Adviser or the Fund, a review of the Fund portfolio’s shadow net asset value, and, as applicable, Rule 2a-7 amortized cost calculation, for reasonableness; notify designated parties, as necessary, of identified deviations in compliance with the Fund’s procedures, if any.

Compliance Services:

•	Monitor enterprise level risks at Sub-Adviser associated with the services provided herein;

•	Monitor the Fund’s compliance with its investment policies, objectives and restrictions as set forth in its currently effective registration statement;

•

Provide by a deadline mutually acceptable to Adviser and Sub-Administrator a quarterly report regarding the Fund’s compliance with its investment objectives and policies, applicable law, including, the 1940 Act and, to the extent applicable to the management of the Fund’s portfolio, the requirements of Subchapter M of the Code, and the Fund’s policies, guidelines or procedures as applicable to Federated’s obligations under this Agreement (it being understood that Sub-Adviser is not responsible for compliance tests with respect to the applicable requirements of Subchapter M);

•	Reasonably assist the Fund in regulatory examinations, audits, inspections or investigations of the Fund;

•

Furnish to the Board such information as may reasonably be requested for the Board to evaluate this Agreement or any proposed amendments thereto for the purposes of approving this Agreement, the renewal thereof or any amendment thereto;

•

Promptly complete and return to the Adviser or the Fund any compliance questionnaires or other inquiries submitted to Federated in writing and provide such other compliance services as may be reasonably requested and mutually agreed to by the Adviser or the Fund’s chief compliance officer and Federated; and

•

To the extent not prohibited, under applicable law, notify the Fund in the event Federated is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Fund (excluding class action suits in which the Fund is a member of the plaintiff class by reason of the Fund’s ownership of shares in the defendant) or the compliance by Federated with the federal or state securities laws with respect to the Fund.

SCHEDULE B

Edward Jones Money Market Fund

Annual Fee Rate as a Percentage of

Average Daily Net Assets

B-1